UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2023

HELIX ENERGY SOLUTIONS GROUP, INC.
(Exact name of registrant as specified in its charter)

Minnesota	001-32936	95-3409686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3505 West Sam Houston Parkway North Suite 400 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-618-0400

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HLX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 1, 2023, Helix Energy Solutions Group, Inc. (the “Company”) issued $300 million aggregate principal amount of 9.750% Senior Notes due 2029 (the “Notes”) under an indenture, dated as of December 1, 2023 (the “Indenture”), among the Company, as issuer, the guarantors listed therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws. The notes and related guarantees will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption for registration set forth in Rule 144A of the Securities Act, and outside of the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S Under the Securities Act.

The Company intends to use the net proceeds from the offering, together with cash on hand and shares of common stock, as necessary, to pay the cost of extinguishing its obligations with respect to its outstanding 6.75% Convertible Senior Notes due 2026 (the “2026 Convertible Notes”), which may include privately negotiated transactions, and payments in settlement of redemptions or conversions of such notes. The Company reserves the right to settle and extinguish the 2026 Convertible Notes in cash, shares of its common stock, or any combination thereof. The Company intends to use the remainder of the net proceeds from this offering, if any, for general corporate purposes, which may include repayment of other indebtedness.

The Notes are initially guaranteed on a senior unsecured basis by the subsidiaries of the Company that guarantee its secured credit facility, as well as certain future subsidiaries that guarantee certain of the Company’s indebtedness, including its secured credit facility (the “Guarantors”). The Notes will bear interest from December 1, 2023 at an annual rate of 9.750% payable on March 1 and September 1 of each year, beginning on March 1, 2024. The Notes will mature on March 1, 2029.

At any time prior to March 1, 2026, the Company may, at its option, redeem the Notes, in whole or in part, at a redemption price equal to 100.0% of the aggregate principal amount of the Notes redeemed plus a make-whole premium and accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. At any time on or after March 1, 2026, the Company may, at its option, redeem the Notes, in whole or in part, at the redemption prices set forth in the Indenture. At any time Prior to March 1, 2026, the Company may, at its option, on any one or more occasions, redeem up to 40% of the notes at a price equal to 109.750% of the aggregate principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the redemption date, in an amount not exceeding the proceeds of certain equity offerings.

The Notes will be the Company’s general senior unsecured obligations and will rank equally in right of payment with all of its existing and future senior indebtedness that is not subordinated, including its secured credit facility. The Notes will be effectively junior to all of the Company’s existing and future secured indebtedness, including indebtedness under its secured credit facility, to the extent of the value of the assets securing such indebtedness and structurally subordinated to all existing and future liabilities of the Company’s non-Guarantor subsidiaries, including trade payables of such non-Guarantor subsidiaries.

The foregoing description of the Indenture and the Notes is not complete and is qualified in its entirety by reference to the full text of the Indenture and the Form of 9.750% Senior Note due 2029, which are filed as Exhibits 4.1 and 4.2 respectively, to this Current Report on Form 8-K, and are incorporated into this Item 1.01 herein by reference.

Statements in this Current Report on Form 8-K, including but not limited to those relating to the Notes, the use of proceeds therefrom and other statements that are not historical facts are forward looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include market conditions, risks regarding financing and other risks described in the Company’s Form 10-K for the year ended December 31, 2022 and its other filings with the United States Securities and Exchange Commission.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of December 1, 2023, by and among Helix Energy Solutions Group, Inc., the guarantors listed therein and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	Form of 9.750% Senior Note due 2029 (included in Exhibit 4.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2023
HELIX ENERGY SOLUTIONS GROUP, INC.

	By:	/s/ Erik Staffeldt
Erik Staffeldt
Executive Vice President and Chief Financial Officer